Exhibit 8.1

SUBSIDIARIES

Subsidiary	Country of Incorporation

Ailuk Shipping Company Inc.	Marshall Islands
Bikini Shipping Company Inc.	Marshall Islands
Eniwetok Shipping Company Inc.	Marshall Islands
Jaluit Shipping Company Inc.	Marshall Islands
Kili Shipping Company Inc.	Marshall Islands
Knox Shipping Company Inc.	Marshall Islands
Lib Shipping Company Inc.	Marshall Islands
Majuro Shipping Company Inc.	Marshall Islands
Taka Shipping Company Inc.	Marshall Islands
Husky Trading, S.A.	Panama
Buenos Aires Compania Armadora S.A.	Panama
Cerada International S.A.	Panama
Changame Compania Armadora S.A.	Panama
Chorrera Compania Armadora S.A.	Panama
Cypres Enterprises Corp.	Panama
Darien Compania Armadora S.A.	Panama
Diana Shipping Services S.A.	Panama
Eaton Marine S.A.	Panama
Panama Compania Armadora S.A.	Panama
Skyvan Shipping Company S.A.	Panama
Texford Maritime S.A.	Panama
Urbina Bay Trading, S.A.	Panama
Vesta Commercial, S.A.	Panama
Marfort Navigation Company Limited	Cyprus
Silver Chandra Shipping Company Limited	Cyprus
Diana Shipping Services S.A.	Greece
Bulk Carriers (USA) LLC	United States (Delaware)